FORM 8-K

                         CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



                          Date of Report
                 (Date of earliest event reported)
                         June 4, 1998



                       US Airways Group, Inc.
                 (Commission file number: 1-8444)

                               and

                          US Airways, Inc.
                 (Commission file number: 1-8442)

   (Exact names of registrants as specified in their charters)



        Delaware               US Airways Group, Inc. 54-1194634
(State of incorporation        US Airways, Inc.       53-0218143
  of both registrants)       (I.R.S. Employer Identification Nos.)



                       US Airways Group, Inc.
              2345 Crystal Drive, Arlington, VA 22227
             (Address of principal executive offices)
                          (703) 872-5306
       (Registrant's telephone number, including area code)



                          US Airways, Inc.
              2345 Crystal Drive, Arlington, VA 22227
             (Address of principal executive offices)
                          (703) 872-7000
       (Registrant's telephone number, including area code)







Item 5. Other Events

    On June 4, Stephen M. Wolf, Chairman and Chief Executive Officer of US Airways Group, Inc. (US Airways Group or the "Company"), Rakesh Gangwal, President and Chief Executive Officer of US Airways, Inc. (US Airways) and other US Airways representatives met with analysts at a conference in New York to discuss the financial performance of US Airways Group and US Airways' operational performance and future prospects. At the conference, US Airways disclosed that it expects capacity to be down 4.1% and 2.1% for second quarter and full year 1998, respectively. However, US Airways disclosed that capacity is expected to increase 5% in each of 1999 and 2000. In response to a question, the Company disclosed that it is considering alternatives for US Airways Shuttle operations, including possibly increasing frequencies.

     After the conference, US Airways issued a news release discussing its growth prospects for the remainder of 1998, 1999, and 2000 (see exhibit 99 to this report).

     Certain of the information discussed at the conference, including certain of the information set forth in this report and its exhibit, should be considered "forward-looking information" which is subject to a number of risks and uncertainties. The preparation of forward-looking information requires the use of estimates of future revenues, expenses, activity levels and economic and market conditions, many of which are outside of the Company's control. Among the specific factors that could cause actual results to differ materially from those set forth in the forward-looking information are the following: economic conditions, labor costs, aviation fuel costs, competitive pressures on pricing particularly from lower-cost competitors, weather conditions, government legislation, consumer perceptions of the Company's product, demand for air transportation in the markets in which the Company operates and the risks listed from time to time in the Company's reports to the United States Securities and Exchange Commission. Other factors and assumptions not identified above were also involved in the preparation of this forward-looking information, and the failure of such other factors and assumptions to be realized may also cause actual results to differ materially from those discussed. The Company assumes no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates.





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Item 7.   Financial Statements and Exhibits

(c)  Exhibits


Designation                      Description
-----------                      -----------

    99 News release dated June 4, 1998 of US Airways discussing its future growth prospects.



                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.



                             US Airways Group, Inc. (REGISTRANT)

Date: June 4, 1998      By:  /s/ James A. Hultquist
                             ---------------------------------
                             James A. Hultquist
                             Controller (Chief Accounting Officer)



                             US Airways, Inc. (REGISTRANT)

Date: June 4, 1998      By:  /s/ James. A. Hultquist
                             ---------------------------------
                             James A. Hultquist
                             Controller (Chief Accounting Officer)







               (this space intentionally left blank)







Exhibit 99


                US AIRWAYS TARGETS BALANCED GROWTH

     NEW YORK, June 4, 1998 - US Airways outlined a plan for balanced growth today in a meeting with 200 airline analysts in New York.

     "We have chosen a path that balances the interests of our customers, the communities we serve, our shareholders and our employees - a path of prudent growth with a focus on building shareholder value," Stephen M. Wolf, chairman and CEO of US Airways Group, Inc. told the analysts.

     "The continuing repair of our balance sheet, the development of a competitive cost structure, our attractive marketing relationship with American Airlines, our plan for growth domestically and internationally, and our stock repurchase program all underscore US Airways' course into a profitable 21st
Century," Wolf said.

     Rakesh Gangwal, president and CEO of US Airways, Inc., introduced a series of presentations by top US Airways managers that outlined changes under way at the airline in the key areas of finance, operations, employee relations and sales.

     "US Airways' presence in the eastern United States gives it a powerful platform upon which to build and the plans being implemented all across the company represent a practical, achievable approach to the future," Gangwal said.

     "Our marketing alliance with American Airlines, in particular, is a symbol of our goal of becoming the airline of choice. While preserving US Airways' uniqueness and its ability to be an independent competitor in the marketplace, we offer our frequent travelers the added benefits of American's system, just as American's customers gain access to ours," Gangwal added.

     The company also told the analysts that it expects capacity for 1998 to be down by 2.1 percent but that in 1999 capacity is expected to increase 5 percent as new aircraft enter the fleet and MetroJet, US Airways' new low-fare service, makes its impact with higher aircraft utilization. This will mark the first year of growth for US Airways in five years.



                            - more -





US Airways Targets Balanced Growth
Page Two
June 4, 1998



     The company said that it will receive new Airbus aircraft at a faster rate than previously planned. In addition to the six A319s US Airways will receive in the fall of 1998, the airline now expects to receive 21 new Airbus A319s and five new A320s in 1999, an increase of six more A319s. In 2000, the airline will receive 33 A319s and 10 A320s, an increase of 11 A319s from the previous delivery schedule.

     The company said that nine older aircraft will be retired from the fleet in 1998, 24 in 1999 and 35 in 2000.

     CERTAIN OF THE INFORMATION IN THIS RELEASE MAY BE CONSIDERED "FORWARD-LOOKING INFORMATION." A NUMBER OF RISKS AND UNCERTAINTIES EXIST WHICH COULD CAUSE THE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE RESULTS PROJECTED IN SUCH FORWARD-LOOKING INFORMATION. ADDITIONAL INFORMATION CONCERNING THE FACTORS WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD-LOOKING INFORMATION WILL BE CONTAINED IN A FORM 8-K TO BE FILED WITH THE SEC AS SOON AS PRACTICAL.

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NUMBER:  3439